UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                      Date of Report February 27, 2001

                       DATAMARINE INTERNATIONAL, INC.
           (Exact name of registrant as specified in its charter)

                                   0-8936
                          (Commission File Number)

       Washington                          04-2454559
(State of Incorporation)    (I.R.S. Employer Identification Number)

             7030 220th SW, Mountlake Terrace, Washington 98043
                  (Address of principal executive offices)

                                (425)771-2182
            (Registrant's telephone number, including area code)

Item 6.  Resignations of Registrant's Directors

On February 23, 2001, Stephen W. Frankel resigned his position as a Director of the Company, and as such will not complete his term ending in 2002. Mr. Frankel resigned in order to devote more time to his other business interests. Mr. Frankel had been a Director since 1997 and was serving as Chairman of the Board and a member of the Audit Committee.

SIGNATURES
----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       Datamarine International, Inc.
                                                (Registrant)


Date:  February 27, 2001               /S/ JAN KALLSHIAN
       -----------------               -----------------
                                       Jan Kallshian
                                       Chief Financial Officer